PRESS RELEASE	                             FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.	             JULY 20, 2004
111 WEST 57TH STREET, SUITE 1100
NEW YORK, NEW YORK 10019	             CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL:  TINY 	             TEL. NO. (212) 582-0900


              HARRIS & HARRIS GROUP REPORTS BALANCE SHEET
                            AS OF JUNE 30, 2004


	Harris & Harris Group, Inc., announced today that its unaudited net asset value at June 30, 2004, was $39,266,216. Net asset value per share (NAV) was $2.85, the same as previously reported as of June 29, 2004, in the Company's prospectus dated June 30, 2004. On a pro-forma basis, including the net proceeds of the sale of 3,450,000 shares of common stock (which were offered on June 30, 2004, in a transaction that closed on July 7, 2004) at $11.25 per share, net asset value was $75,152,075, and NAV was $4.36.


                            SUMMARY OF FINANCIAL RESULTS


	                June 30, 2004    March 31, 2004    December 31, 2003
	                   (Unaudited)       (Unaudited)            (Audited)

Total Assets	          $42,342,430       $55,105,581          $44,115,128

Net Assets	          $39,266,216       $41,503,253          $40,682,738

Total Net Income
Tax Liability                $661,294          $658,309             $651,969

Net Asset Value per Share       $2.85             $3.01                $2.95

Shares Outstanding	   13,798,845        13,798,845           13,798,845

Pro-forma Net Assets	  $75,152,075

Pro-forma Net Asset
Value per Share	                $4.36

Pro-forma Shares
Outstanding	           17,248,845


	Harris & Harris Group is a publicly traded venture capital company that now makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 16 initial private equity investments have been in tiny-technology enabled companies. The Company has 17,248,845 common shares outstanding.

	Detailed information about Harris & Harris Group, Inc. and its holdings can be found on its website at http://www.TinyTechVC.com.


This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K and recent Prospectus filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company?s business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.